EX-33.2
(logo) Citibank

Citibank, N.A.
Citibank Custodial Operations
5280 Corporate Drive
MC0052
Frederick, MD 21740


Management Assessment of Compliance with Applicable Servicing Criteria

1. Citibank, N.A., (the "Custodian") is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as set forth in Exhibit A hereto, in connection with the servicing of residential mortgage loans (other than loans held for its own portfolio) for which the Custodian performs a particular servicing function pursuant to a custodial agreement covering transactions that are serviced on the Citilink, Mortgageserv, and Fidelity servicing platforms as of and for the year ending December 31, 2007;

2. Except as set forth in paragraph 3 below, the Custodian used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria as of and for the year ending December 31, 2007;

3. The criteria listed as Inapplicable Servicing Criteria on Exhibit A hereto are inapplicable to the Custodian based on the activities it performs with respect to asset-backed securities transactions;

4. The Custodian has complied, in all material respects, with the applicable servicing criteria as of and for the year ending December 31, 2007;

5. KPMG LLP, a registered public accounting firm, has issued an attestation report on the Custodian's assessment of compliance with the applicable servicing criteria as of and for the year ending December 31, 2007.


February 22, 2008


By: /s/ Herb Gover
Name: Herb Gover
Title: Executive Vice President, North American Consumer Asset Operations-Senior Officer in Charge Of Servicing


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Exhibit A - Citibank Custody Platform

                                                                                                         INAPPLICABLE
                                                                       APPLICABLE                        SERVICING
                                SERVICING CRITERIA                     SERVICING CRITERIA                CRITERIA
                                                                                Performed           Performed by
                                                                                by                  subservicer(s)   NOT
                                                                                Vendor(s)           or vendor(s)     performed by
                                                                                for which           for which        Citibank or by
                                                                   Performed    Citibank is         Citibank is      subservicer(s)
                                                                   Directly     the                 NOT the          or vendor(s)
                                                                   by           Responsible         Responsible      retained by
Reference                            Criteria                      Citibank     Party               Party^1          Citibank^2

                General Servicing Considerations

1122(d)(1)(i)   Policies and procedures are instituted                 X
                to monitor any performance or other
                triggers and events of default in
                accordance with the transaction
                agreements.

1122(d)(1)(ii)  If any material servicing activities                                                                     X
                are outsourced to third parties, policies
                and procedures are instituted to monitor
                the third party's performance and
                compliance with such servicing
                activities.

1122(d)(1)(iii) Any requirements in the transaction                                                                      X
                agreements to maintain a back-up servicer
                for the loans are maintained.

1122(d)(1)(iv)  A fidelity bond and errors and                         X
                omissions policy is in effect on the
                party participating in the servicing
                function throughout the reporting period
                in the amount of coverage required by and
                otherwise in accordance with the terms of
                the transaction agreements.

                Cash Collection and Administration

1122(d)(2)(i)   Payments on loans are deposited                                                                          X
                into the appropriate custodial bank
                accounts and related bank clearing
                accounts no more than two business days
                following receipt, or such other number
                of days specified in the transaction
                agreements.

1122(d)(2)(ii)  Disbursements made via wire transfer on                                                                  X
                behalf of an obligor or to investor are
                made only by authorized personnel.

1122(d)(2)(iii) Advances of funds or guarantees                                                                          X
                regarding collections, cash flows or
                distributions, and any interest or other
                fees charged for such advances, are made,
                reviewed and approved as specified in
                the transaction agreements.

1122(d)(2)(iv)  The related accounts for the                                                                             X
                transaction, such as cash reserve
                accounts or accounts established as a
                form of overcollateralization, are
                separately maintained (e.g., with respect
                to commingling of cash) as set forth in
                the transaction agreements.

1122(d)(2)(v)   Each custodial account is maintained at                                                                  X
                a federally insured depository
                institution as set forth in the
                transaction agreements. For purposes of
                this criterion, "federally insured
                depository institution" with respect to a
                foreign financial institution means a
                foreign financial institution that meets
                the requirements of Rule 13k-1(b)(1)
                of the Securities Exchange Act.

                                                                                                         INAPPLICABLE
                                                                       APPLICABLE                        SERVICING
                                SERVICING CRITERIA                     SERVICING CRITERIA                CRITERIA
                                                                                Performed           Performed by
                                                                                by                  subservicer(s)   NOT
                                                                                Vendor(s)           or vendor(s)     performed by
                                                                                for which           for which        Citibank or by
                                                                   Performed    Citibank is         Citibank is      subservicer(s)
                                                                   Directly     the                 NOT the          or vendor(s)
                                                                   by           Responsible         Responsible      retained by
Reference                            Criteria                      Citibank     Party               Party^1          Citibank^2

1122(d)(2)(vi)  Unissued checks are safeguarded so as                                                                    X
                to prevent unauthorized access.

1122(d)(2)(vii) Reconciliations are prepared on a                                                                        X
                monthly basis for all asset-backed
                securities related bank accounts,
                including custodial accounts and related
                bank clearing accounts. These
                reconciliations are (A) mathematically
                accurate; (B) prepared within 30
                calendar days after the bank statement
                cutoff date, or such other number of days
                specified in the transaction agreements;
                (C) reviewed and approved by someone
                other than the person who prepared the
                reconciliation; and (D) contain
                explanations for reconciling items.
                These reconciling items are resolved
                within 90 calendar days of their original
                identification, or such other number of
                days specified in the transaction
                agreements.

                Investor Remittances and Reporting

1122(d)(3)(i)   Reports to investors, including those                                                                    X
                to be filed with the Commission, are
                maintained in accordance with the
                transaction agreements and applicable
                Commission requirements. Specifically,
                such reports (A) are prepared in
                accordance with timeframes and other
                terms set forth in the transaction
                agreements; (B) provide information
                calculated in accordance with the terms
                specified in the transaction agreements;
                (C) are filed with the Commission as
                required by its rules and regulations;
                and (D) agree with the investors' or
                trustee's records as to the total unpaid
                principal balance and number of loans
                serviced by the Servicer.

1122(d)(3)(ii)  Amounts due to investors are allocated                                                                   X
                and remitted in accordance with
                timeframes, distribution priority and
                other terms set forth in the transaction
                agreements.

1122(d)(3)(iii) Disbursements made to an investor are                                                                    X
                posted within two business days to the
                Servicer's investor records, or such other
                number of days specified in the transaction
                agreements.

1122(d)(3)(iv)  Amounts remitted to investors per the                                                                    X
                investor reports agree with cancelled
                checks, or other form of payment, or
                custodial bank statements.

                Pool Asset Administration

1122(d)(4)(i)   Collateral or security on loans                        X
                is maintained as required by the
                transaction agreements or related mortgage
                loan documents.

1122(d)(4)(ii)  Loans and related documents are                        X
                safeguarded as required by the
                transaction agreements.

1122(d)(4)(iii) Any additions, removals or                                                                                X
                substitutions to the asset pool are made,
                reviewed and approved in accordance with
                any conditions or requirements in the
                transaction agreements.

1122(d)(4)(iv)  Payments on loans, including any                                                                         X
                payoffs, made in accordance with related
                loan documents are posted to the
                Servicer's obligor records maintained no
                more than two business days after
                receipt, or such other number of days
                specified in the transaction agreements,
                and allocated to principal, interest or
                other items (e.g., escrow) in accordance
                with the related loan documents.

                                                                                                         INAPPLICABLE
                                                                       APPLICABLE                        SERVICING
                                SERVICING CRITERIA                     SERVICING CRITERIA                CRITERIA
                                                                                Performed           Performed by
                                                                                by                  subservicer(s)   NOT
                                                                                Vendor(s)           or vendor(s)     performed by
                                                                                for which           for which        Citibank or by
                                                                   Performed    Citibank is         Citibank is      subservicer(s)
                                                                   Directly     the                 NOT the          or vendor(s)
                                                                   by           Responsible         Responsible      retained by
Reference                            Criteria                      Citibank     Party               Party^1          Citibank^2

1122(d)(4)(v)   The Servicer's records regarding the                                                                     X
                loans agree with the Servicer's
                records with respect to an obligor's
                unpaid principal balance.

1122(d)(4)(vi)  Changes with respect to the terms or                                                                     X
                status of an obligor's loans (e.g.,
                loan modifications or re-agings) are
                made, reviewed and approved by authorized
                personnel in accordance with the
                transaction agreements and related pool
                asset documents.

1122(d)(4)(vii) Loss mitigation or recovery actions                                                                      X
                (e.g., forbearance plans, modifications
                and deeds in lieu of foreclosure,
                foreclosures and repossessions, as
                applicable) are initiated, conducted and
                concluded in accordance with
                the timeframes or other requirements
                established by the transaction
                agreements.

1122(d)(4)(viii)Records documenting collection efforts                                                                   X
                are maintained during the period a loan
                is delinquent in accordance with
                the transaction agreements. Such records
                are maintained on at least a monthly
                basis, or such other period specified in
                the transaction agreements, and describe
                the entity's activities in monitoring
                delinquent loans including, for
                example, phone calls, letters and
                payment rescheduling plans in cases where
                delinquency is deemed temporary (e.g.,
                illness or unemployment).

1122(d)(4)(ix)  Adjustments to interest rates or rates                                                                   X
                of return for loans with variable
                rates are computed based on the related
                loan documents.

1122(d)(4)(x)   Regarding any funds held in trust for                                                                    X
                an obligor (such as escrow accounts): (A)
                such funds are analyzed, in accordance
                with the obligor's loan documents,
                on at least an annual basis, or such
                other period specified in the transaction
                agreements; (B) interest on such funds is
                paid, or credited, to obligors in
                accordance with applicable loan
                documents and state laws; and (C) such
                funds are returned to the obligor within
                30 calendar days of full repayment of the
                related loans, or such other number
                of days specified in the transaction
                agreements.

1122(d)(4)(xi)  Payments made on behalf of an obligor                                                                    X
                (such as tax or insurance payments) are
                made on or before the related penalty or
                expiration dates, as indicated on the
                appropriate bills or notices for such
                payments, provided that such support has
                been received by the Servicer at least 30
                calendar days prior to these dates, or
                such other number of days specified in
                the transaction agreements.

1122(d)(4)(xii) Any late payment penalties in                                                                            X
                connection with any payment to be made on
                behalf of an obligor are paid from the
                Servicer's funds and not charged to the
                obligor, unless the late payment was due
                to the obligor's error or omission.

1122(d)(4)(xiii)Disbursements made on behalf of an                                                                       X
                obligor are posted within two business
                days to the obligor's records maintained
                by the Servicer, or such other number of
                days specified in the transaction
                agreements.

1122(d)(4)(xiv) Delinquencies, charge-offs and                                                                           X
                uncollectible accounts are recognized and
                recorded in accordance with the
                transaction agreements.

1122(d)(4)(xv)  Any external enhancement or other                                                                        X
                support, identified in Item
                1114(a)(1) through (3) or Item 1115 of
                this Regulation AB, is maintained as set
                forth in the transaction agreements.


1 Check only those criteria which are performed by subservicer(s) or vendor(s) retained by Citibank.

2 Check only those criteria which Citibank does NOT (i) perform directly, (ii) take responsibility for the performance of by a Vendor, or (iii) retain subservicer(s) or vendor(s) to perform.
